Exhibit 10.1

REALNETWORKS, INC.

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

This Series B Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into as of February 10, 2020 (the “Effective Date”), by and between RealNetworks, Inc., a Washington corporation (the “Company”), and Robert Glaser (the “Purchaser”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 9 hereof.

RECITALS

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act; and

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 8,064,516 shares of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), having the relative rights, preferences, limitations and powers set forth in the certificate of designation attached hereto as Exhibit A (the “Certificate of Designation”), in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

SECTION 1.      Agreement to Sell and Purchase.

1.1     Authorization of Shares. The Company has authorized the creation, sale and issuance of shares of Series B Preferred Stock on the terms and subject to the conditions set forth in this Agreement. The shares of Series B Preferred Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.”

1.2     Sale and Purchase. Upon the terms and subject to the conditions herein contained, the Company agrees to sell and issue to the Purchaser, and the Purchaser agrees to purchase and receive from the Company on the Closing Date, that number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers, at a purchase price of $1.24 per share, which shall be equal to the Nasdaq Price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of the Effective Date.

SECTION 2.     Closing, Delivery and Payment.

2.1         Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 1:00 p.m. on February 10, 2020 (such date is hereinafter referred to as the “Closing Date”), which shall be no later than the fifth (5th) Business

Day after satisfaction or waiver of all of the conditions set forth in Section 6 of this Agreement (other than the conditions which can be satisfied only on the Closing Date but subject to satisfaction thereof) at the offices of Wilson Sonsini Goodrich & Rosati, P.C. (“Wilson Sonsini”), 701 Fifth Avenue, Suite 5100, Seattle, WA 98104 or at such other time or place as the Company and the Purchaser may mutually agree.

2.2         Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser, if applicable, a certificate representing the number of Shares to be purchased at the Closing by such Purchaser, against payment of the purchase price therefor by check or wire transfer of immediately available funds made by the Purchaser and payable to the order of the Company.

SECTION 3.     Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that the statements contained in this Section 3 are true and correct as of the date hereof as though made on and as of the Closing Date:

3.1         Validity. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. All action on the part of Purchaser necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Purchaser’s obligations under this Agreement, has been taken or will be taken prior to the Closing Date. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding legal obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Enforceability Exception”).

3.2         Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee, commission or other remuneration for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. Neither the Purchaser, nor any of his employees, agents or partners has (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.3         Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the 1933 Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser has complied with all applicable federal and state laws and regulations with respect to the Purchaser’s current equity holdings in the Company. The Purchaser has made all filings, disclosures and reports necessary and proper for the Purchaser as required under the 1934

Act and represents and warrants that, as of the date of each such applicable filing, disclosure and report, all information therein included is complete and correct and there is no false or misleading statement of material fact or omission of a material fact required to be stated therein or necessary to have made the statements therein complete and correct as of such date.

3.4         Acquisition for Own Account; No Control Intent. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Purchaser is acquiring the Shares for its own account for investment, not as a nominee or agent, and not with a view towards the resale or distribution of any part thereof in a manner that would violate the 1933 Act or any applicable state or other securities laws. The Purchaser is not party to any agreement, contract, undertaking or arrangement with any Person providing for or contemplating the sale, transfer, granting of participations in, or distribution of any of the Shares to such Person or any other third person. The Purchaser has no present intent to sell, grant any participation in or otherwise distribute the Shares, or to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

3.5         Ability to Protect Purchaser’s Own Interests and Bear Economic Risks. The Purchaser has the capacity to protect Purchaser’s own interests in connection with the transactions contemplated by this Agreement and is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is able to bear the economic risk of an investment in the Shares and is able to sustain a loss of all of Purchaser’s investment in the Shares without economic hardship, if such a loss should occur.

3.6         Accredited Investor; No Bad Actor. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act.

3.7         Restricted Securities. The Purchaser understands that the Shares are characterized as “restricted securities” under the federal and state securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the 1933 Act and that under such laws and applicable regulations such Shares may be resold without registration under the 1933 Act only in certain limited circumstances, absent which the Purchaser must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.8         Tax Advisors; Disclosure of Information. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Shares, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

3.9    Required Filings and Consents. The execution and delivery by the Purchaser of this Agreement does not, and the performance by the Purchaser of his covenants and agreements under this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach of the terms, conditions or the provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature upon the Purchaser’s assets pursuant to, (iv) give any third party the right to terminate or to accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with (except to the extent already obtained) any court or other governmental body or agency under, any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, mortgage, lease, indenture, instrument, Order, judgment or decree to which the Purchaser is subject. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Purchaser of his obligations hereunder, in connection with the execution and delivery of this Agreement by the Purchaser or the performance of the Purchaser’s obligations hereunder or thereunder.

SECTION 4.       Representations and Warranties by the Company. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3 and except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the 1934 Act (collectively, the “SEC Reports”), which disclosures serve to qualify these representations and warranties in their entirety, the Company represents and warrants to the Purchaser that the statements contained in this Section 4 are true and correct as of the date hereof as though made on and as of the Closing Date:

4.1         SEC Reports. The Company has timely filed all of the SEC Reports required to be filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act. The SEC Reports, at the time they were filed with the Commission, (i) complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and (ii) included all requisite certifications as to the existence of any untrue statement of a material fact or omissions of having stated a material fact required to be stated therein or necessary to have made the statements therein, in the light of the circumstances under which they were made, not misleading, clauses (i) and (ii) hereof which, to the knowledge of the Company as of the date hereof, are true and correct as of such time.

4.2         Financial Statements; Non-GAAP Financial Measures. The consolidated financial statements included or incorporated by reference in the SEC Reports, together with the related notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes.

4.3         Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington and has all requisite corporate power and authority (a) to own, lease and operate its properties and to conduct its business as presently conducted and (b) to enter into, execute, deliver and perform its obligations under this Agreement and all other documents, agreements, contracts or instruments contemplated or required hereby.

4.4         Capitalization. The Company has an authorized capitalization as described in the SEC Reports. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company that have not been waived.

4.5         Validity. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by the Enforceability Exception.

4.6         Authorization and Description of Securities. Upon the filing of the Certificate of Designation with the Secretary of State of the State of Washington, the Series B Preferred Stock will have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Company’s Amended and Restated Articles of Incorporation as in effect as of the date hereof (the “Articles”)or imposed by applicable securities laws. The Series B Conversion Shares have been validly reserved for issuance and upon the due conversion of the Series B Preferred Stock, the Series B Conversion Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

4.7         Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (a) in violation of its charter, bylaws or similar organizational document, , (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries considered as one enterprise, arising in the ordinary course of business (a “Material

Adverse Effect”), or (c) to the knowledge of the Company, in violation of any instrument, law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Shares and the Series B Conversion Shares) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the Articles, bylaws or similar organizational document of the Company or any of its subsidiaries or (ii) any applicable instrument, law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) for such violations as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

4.8         Absence of Proceedings. There is no material action, suit, litigation, proceeding (public or private), criminal prosecution, audit, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

4.9         Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Designation with the Secretary of State of the State of Washington and (ii) filings pursuant to applicable state securities laws and Regulation D of the 1933 Act.

4.10         Private Placement. Neither the Company nor its subsidiaries, nor to the knowledge of the Company, any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the 1933 Act of the Shares being sold pursuant to this Agreement. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3 hereof, the issuance of the Shares, including the issuance of the Series B Conversion Shares, is exempt from registration under the 1933 Act.

4.11         Registration Rights. The Company is not under any obligation, and has not granted any rights, to register under the 1933 Act any of the Shares that may hereafter be issued that have not expired or been satisfied.

SECTION 5.     Covenants.

5.1         Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by such party as of the Closing Date as provided in Section 6 of this Agreement.

5.2    Governance Approvals. The Purchaser shall continue to comply with all applicable federal and state laws and regulations with respect to the Purchaser’s equity holdings in the Company, including with respect to the Shares or the Series B Conversion Shares, as applicable, and shall make all necessary and proper filings and disclosures in accordance with such laws and regulations.

5.3         Disclosure of Transactions and Other Material Information. Within the applicable period of time required by the 1934 Act, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the Agreement and the Certificate of Designation as exhibits to such filing (including all attachments, the “8-K Filing”).

5.4         Expenses. Each of the Company and the Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

5.5         Listing. The Company and the Purchaser, in his capacity as an officer of the Company, shall use their reasonable best efforts to take all steps necessary to maintain the listing of the Common Stock, on the Nasdaq Stock Market.

5.6         Notice of Conversion. If at any time the Purchaser elects to convert any of such Purchaser’s Shares into Common Stock, the Purchaser shall give the Company written notice of Purchaser’s intent to convert such Shares no later than fifteen (15) Business Days prior to such conversion.

5.7         Tender. The Purchaser shall timely tender such Purchaser’s Shares and enter into any related support agreements in connection with the consummation of a third-party tender offer approved by the Company’s Board of Directors (the “Board”).

5.8         Dissenters’ Rights. The Purchaser agrees to waive any dissenters’ rights or rights of appraisal associated with the Shares with respect to transactions approved by the Strategic Transactions Committee, the Board and the shareholders of the Company. The Purchaser and

Company agree that this Section 5.8 shall not in any way affect any other shares of the Company owned by Purchaser or any of the rights of the Purchaser under that certain Agreement dated September 26, 1997 between the Purchaser and the Company with respect to the Strategic Transactions Committee.

5.9         Drag-Along Right. In the event that the Strategic Transactions Committee, the Board and the shareholders of the Company approve a Sale of the Company, the Purchaser agrees to vote such Purchaser’s Shares in the same proportion as the requisite shareholders (to the extent the Purchaser is entitled to vote such Shares pursuant to applicable law) in favor of such Sale of the Company and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company. The Purchaser and Company agree that this Section 5.9 shall not in any way affect any other shares of the Company owned by Purchaser or any of the rights of the Purchaser under that certain Agreement dated September 26, 1997 between the Purchaser and the Company with respect to the Strategic Transactions Committee.

SECTION 6.     Conditions of Parties’ Obligations.

6.1    Conditions of the Parties’ Obligations at the Closing.

(a)    No Prohibitive Legal Requirements. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, entered, enforced or deemed applicable to the transactions contemplated hereby any legal requirement that is in effect and has the effect of making the transactions contemplated hereby illegal in any jurisdiction in which the Company or the Purchaser have substantial business or operations or which has the effect of prohibiting, preventing or otherwise restraining the consummation of the transactions contemplated hereby in any jurisdiction in which the Company or the Purchaser have substantial business or operations.

(b)    No Government Litigation. There shall not be pending any legal proceeding brought by a Governmental Entity of competent jurisdiction: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement; or (ii) that would materially and adversely affect the assets or businesses of the Company.

(c)    No Prohibitive Orders. No Governmental Entity of competent jurisdiction shall have issued or granted any Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated hereby illegal in any jurisdiction in which the Company or the Purchaser have substantial business or operations or which has the effect of prohibiting, preventing or otherwise restraining the consummation of the transactions contemplated hereby.

6.2          Conditions of the Purchaser’s Obligations at the Closing. The obligations of the Purchaser under Section 2 hereof are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Purchaser in Purchaser’s absolute discretion.

(a)         Representations and Warranties. The representations and warranties of the Company contained in Section 4 of this Agreement shall be true and correct on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date) with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)        Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c)         Compliance Certificate. The Chief Financial Officer of the Company shall have delivered to the Purchaser at the Closing Date a certificate certifying that the conditions specified in Section 6.2(a) and Section 6.2(b) of this Agreement have been fulfilled.

(d)        Listing Requirements. The Company’s Common Stock (including the Series B Conversion Shares) (i) shall be listed on the Nasdaq Stock Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Nasdaq Stock Market from trading on the Nasdaq Stock Market, nor shall suspension by the Commission or the Nasdaq Stock Market have been threatened as of the Closing Date either (A) in writing by the Commission or the Nasdaq Stock Market or (B) by falling below the minimum listing maintenance requirements of the Nasdaq Stock Market.

(e)       Qualification under State Securities Laws. All authorizations, consents, registrations, qualifications, permits and approvals, if any, required of the Company under applicable state securities laws shall have been obtained by the Company for the lawful execution, delivery and performance of this Agreement.

6.3         Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Company in its absolute discretion.

(a)        Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 of this Agreement shall be true and correct on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date) with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)      Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date, including without limitation payment in full for the Shares.

SECTION 7.         Transfer Restrictions; Restrictive Legend. The Purchaser understands that the Company may, as a condition to the transfer of any of the Shares or Series B Conversion Shares as permitted by the Company’s Articles, require that the request for transfer be accompanied by a certificate and/or an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the 1933 Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the 1933 Act. It is understood that the certificates evidencing the Shares and Series B Conversion Shares may bear substantially the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR A CERTIFICATE AND/OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT AGREEMENT, INCLUDING BUT NOT LIMITED TO CERTAIN RESTRICTIONS ON TRANSFER, VOTING AND OWNERSHIP SET FORTH THEREIN.
By accepting ownership of the Shares and/or the Series B Conversion Shares, any transferee agrees to comply in all respects with the provisions of this Agreement, including the covenants in Section 5 hereof, the Articles and the Certificate of Designation.
SECTION 8.         Registration, Transfer and Substitution of Certificates for Shares.

8.1       Stock Register; Ownership of Shares. The Company will keep at its principal office, or will cause its transfer agent to keep, a register in which the Company will provide for the registration of transfers of the Shares. The Company may treat the Person in whose name any of the Shares are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Shares shall mean the Person in whose name such Shares are at the time registered on such register.

8.2       Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Shares, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement and surety bond reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 8.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing such Shares, of like tenor, if applicable.

SECTION 9.     Definitions.  Unless the context otherwise requires, the terms defined in this Section 9 shall have the meanings specified for all purposes of this Agreement. All accounting terms used in this Agreement, whether or not defined in this Section 9, shall be construed in accordance with GAAP and such accounting terms shall be determined on a consolidated basis for the Company and each of its subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its subsidiaries.

“1933 Act Regulations” means the rules and regulations promulgated under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations promulgated under the 1934 Act.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Market Value” means the consolidated closing bid price per share of the Common Stock immediately preceding the Effective Date.

“Minimum Price” means the price per share that is the lower of: (i) the closing price per share (as reflected on Nasdaq.com) of the Common Stock immediately preceding the issuance of the Shares, and (ii) the average closing price per share of the Common Stock for the five trading days immediately preceding the Effective Date.

“Nasdaq Price” means the greater of the “Minimum Price” or “Market Value” of the Common Stock as determined in accordance with Nasdaq Rules 5635(c) and 5635(d).

“Order” means any outstanding judgment, decision, decree, injunction, ruling, writ, assessment or order.

“Person” means any natural person or individual, firm, corporation, partnership, association, limited liability company, trust or any other legal entity.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sale of the Company” means either: (a) a transaction or series of related transactions in which a Person or a group of related Persons acquires from shareholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company; or (b) a transaction that qualifies as a liquidation, dissolution or winding up of the Company.

“Series B Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

SECTION 10.    Miscellaneous.

10.1    Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date upon the mutual written agreement of the Company and the Purchaser. If this Agreement is terminated pursuant to this Section 10.1, then this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of their respective directors, managers, officers, affiliates, stockholders, members or advisors.

10.2        Waivers and Amendments. Upon the approval of the Company and the written consent of the Purchaser, not to be unreasonably withheld, the obligations of the Company and the rights of the Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, may be amended, modified, changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and the Purchaser.

10.3       Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered: (a) when delivered, if delivered personally, (b) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when receipt is acknowledged, in the case of email, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the Schedule of Purchasers with respect to the Purchaser.

If to the Company:

RealNetworks, Inc.
1501 First Avenue South, Suite 600
Seattle, WA 98134
Attn: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
701 Fifth Avenue, Suite 5100
Seattle, WA 98104
Attn: Patrick Schultheis

or at such other address as the Company or the Purchaser may specify by written notice to the other parties hereto in accordance with this Section 10.3.

10.4     Delays or Omissions; Cumulative Remedies. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. None of the rights, powers or remedies conferred upon the Purchaser on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

10.5    Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company. This Agreement shall not inure to the benefit of or be enforceable by any other Person. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.6    Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

10.7     Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of Seattle and State of Washington, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

10.8    Survival. The representations and warranties of the Company and the Purchaser contained in Section 3 and Section 4, and the agreements and covenants set forth in Section 5 and Section 10 shall survive the Closing in accordance with their respective terms for the applicable statute of limitations period; provided, however, that such representations and warranties shall cease to survive upon the closing of a transaction or series of transactions deemed to be a Sale of the Company or otherwise a liquidation, dissolution or winding up of the Company pursuant to the Articles.

10.9    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by each of the other parties hereto.

10.10       Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth below, this Agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

10.11    Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

10.12     Independent Nature of Purchaser’s Obligations and Rights. The Company acknowledges and the Purchaser confirms that he has independently participated in the negotiation of the transaction contemplated hereby with the advice of his own counsel and advisors. The Purchaser shall be entitled to independently protect and enforce his rights, including, without limitation, the rights arising out of this Agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Series B Preferred Stock Purchase Agreement to be duly executed as of the Effective Date.

REALNETWORKS, INC.

By: /s/ Michael Parham
Name: Michael Parham
Title: Senior Vice President, General Counsel and Corporate Secretary

ROBERT GLASER

/s/ Robert Glaser

(Signature Page to RealNetworks, Inc. Series B Preferred Stock Purchase Agreement)

Exhibit 10.1

SCHEDULE OF PURCHASERS

Closing Date: February 10, 2020

Name and Address	Aggregate Purchase Price	Number of Shares of Series B Preferred Stock
Robert Glaser [Address Line 1] [Address Line 2] [Email Address]	$9,999,999.84	8,064,516
Total:	$9,999,999.84	8,064,516

Exhibit 10.1

Exhibit A

CERTIFICATE OF DESIGNATION